UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2012

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

2012 Annual Meeting

On April 9, 2012, David A. Roehr notified the Company that he would not stand for re-election at the 2012 Annual Meeting of Shareholders.

Management Consolidation

The Company announced on April 11, 2012 that it was undertaking steps to consolidate its management structure, and as a result the Company eliminated the position of Chief Operating Officer held by Paul H. Tate.  The elimination of the position was effective as of the close of business on April 9, 2012 (the “Effective Date”).  As of the Effective Date, Mr. Tate also resigned as a director, officer, and employee of the Company’s subsidiaries.

In connection with the elimination of Mr. Tate’s position, the Company and Mr. Tate entered into a Separation Agreement, dated as of April 11, 2012 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, the Company has agreed to pay Mr. Tate (i) $504,687 over the eleven-month period beginning on the first regularly scheduled payroll after the expiration of the revocation period as set forth in the Separation Agreement; and (ii) as required by the terms of the Economic Value Added Bonus Plan, adopted February 5, 2009, a lump sum payment of $649,900 (such amount would have otherwise been payable to Mr. Tate on January 1, 2013).  The Company will also pay the premiums for Mr. Tate’s continued coverage under the Company’s group, medical and dental policies for up to 12 months following the Effective Date.  The Separation Agreement also contains non-competition and non-solicitation provisions, as well as other customary terms.  The Separation Agreement is subject to delivery of a general release by Mr. Tate that is not revoked within the periods set forth under applicable law. The release includes a general release of claims against the Company by Mr. Tate.

Under the terms of the Separation Agreement, Mr. Tate has agreed to provide consulting services to the Company for a period of eleven months following the Effective Date (the “Consulting Term”).  During the Consulting Term, Mr. Tate will assist the Company with its management consolidation, as well as with the transition of his duties.  In exchange for such consulting services, the Company will pay Mr. Tate a monthly fee of $52,273 during the Consulting Term, as well as provide Mr. Tate with the use of certain Company benefits.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 8.01	Other Events

On April 11, 2012, the Company issued a press release attached as Exhibit 99.1 to this Form 8-K reporting the consolidation of its management structure.  The press release attached to this Form 8-K as Exhibit 99.1 is hereby incorporated by reference in its entirety into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between Paul H. Tate and Air Methods Corporation, dated April 11, 2012.

99.1	Air Methods Corporation Press Release, dated April 11, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: April 12, 2012	By:	/s/ Crystal L. Gordon
Crystal L. Gordon, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement by and between Paul H. Tate and Air Methods Corporation, dated April 11, 2012.

99.1	Air Methods Corporation Press Release, dated April 11, 2012.